Exhibit 23.4

Beach Road Office	Somerset Office
7500A Beach Road	111 Somerset Road
#07-314 The Plaza	#08-10 TripleOne Somerset
Singapore 199591	Singapore 238164
Tel. 6220 6880	Tel. 6221 8096
Fax. 6220 7880	www.legallex.com

Our Ref :	CS/0625/14679/BL	Your Ref : -	Date:	6 February 2026

Lawyer :	Benny Lim	benny@legallex.com

Senior Legal Executive :	Nurfarhana Manap	farhana@legallex.net

GRAVITY AI

89 Nexus Way, Camana Bay,

Grand Cayman, KY1-9009, Cayman Islands,

Cayman Islands

Attention: The Board of Directors

Dear Sirs

LETTER OF CONSENT RELATING TO REGISTRATION STATEMENT ON FORM F-1 OF GRAVITY AI

We are engaged as Singapore legal counsel to Gravity AI (“Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiary established in Singapore, Gravity Supply Chain Holdings Pte. Ltd., in connection with the Company’s registration statement on Form F-1 to be filed with the United States Securities and Exchange Commission (“SEC”), including all amendments or supplements thereto (“Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), relating to the public offering by the Company of its ordinary shares with par value of US$0.0000078125 per share.

We hereby consent to the inclusion of our name and all references thereto in the Registration Statement, and further consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully

Chris Chong & CT Ho LLP

Corporate & Commercial | Real Estate & Construction | Litigation & Dispute Resolution | CyberSecurity & Personal Data Protection

CHRISCHONG & CT HO LLP (UEN T17LL0731D) is a law practice registered in Singapore with limited liability under the Limited Liability Partnerships Act 2005.

We do not accept service of Court Documents by fax.

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